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                                                                   Exhibit 10.16


                            EMPLOYEE SPECIFIC TERMS
                        TANNING TECHNOLOGY CORPORATION
                        ------------------------------
                       1999 EXECUTIVE COMPENSATION PLAN



Date:  June 30, 1999

  To:  John Piccone

From:  Larry Tanning


Tanning Technology is pleased to offer you the following Executive Compensation plan for the remainder of the 1999 fiscal year period (June 30 to December 31, 1999) in recognition of your promotion to Chief Operating Officer.

Job Title:   Executive Vice President & Chief Operating Officer
Supervisor:  Larry Tanning

The effective date of this compensation plan will be June 30, 1999.   Tanning is
pleased to provide you with the following compensation plan in recognition of your important job responsibilities:


                           KEY COMPENSATION ELEMENTS
                           -------------------------


------------------------------------------------------------------------------------------------------------
Annual Base Salary:                 $250,000                Effective Date of
 Semi-monthly pay rate:           $10,416.67                base salary rate:  July 1, 1999
------------------------------------------------------------------------------------------------------------

Part I:  Global Revenue Bonus Incentive                                       Plan
---------------------------------------------------------------------------------------------------------------------------
Global Revenue Goals              $45.0 M    $48.0 M     $52.0 M   $56.0 M     $60.0 M     $64.0 M   $68.0 M   $72.0 M
 Bonus as % of Base Salary:         0.0%       5.0%        9.0%     12.0%       15.0%       18.0%     21.0%     24.0%
---------------------------------------------------------------------------------------------------------------------------
    Total bonus earned:           $   0      $12,500     $22,500   $30,000     $37,500     $45,000   $52,500   $60,000
---------------------------------------------------------------------------------------------------------------------------


Part II:  Global EBIT Bonus Incentive                                           Plan
---------------------------------------------------------------------------------------------------------------------------
Global EBIT Goals:                  16.0%      17.0%       18.0%     19.0%       20.0%       21.0%     22.0%     23.0%
 Bonus as % of Base Salary:          0.0%       8.0%       10.0%     13.0%       15.0%       18.0%     21.0%     24.0%
---------------------------------------------------------------------------------------------------------------------------
    Total bonus earned:             $   0    $20,000     $25,000   $32,500     $37,500     $45,000   $52,500   $60,000
---------------------------------------------------------------------------------------------------------------------------


Part III:  Stock Appreciation Incentive                                         Plan
---------------------------------------------------------------------------------------------------------------------------
Stock Appreciation at  12/31/99:    25.0%        30.0%      40.0%     45.0%       50.0%       55.0%     60.0%     65.0%
 Bonus as % of Base Salary:          0.0%         7.0%      10.0%     13.0%       15.0%       18.0%     21.0%     23.0%
---------------------------------------------------------------------------------------------------------------------------
    Total bonus earned:             $   0      $17,500    $25,000   $32,500     $37,500     $45,000   $52,500   $57,500
---------------------------------------------------------------------------------------------------------------------------

Part IV:  MBO Goals Incentive                                       Plan
---------------------------------------------------------------------------------------------------------------------------
Goals Successfully Achieved       1 goals    2 goals     3 goals     4 goals    5 goals    6 goals   7 goals   8 goals
 Bonus as % of Base Salary:        4.0%        6.0%        8.0%       10.0%      12.0%      15.0%     18.0%     20.0%
---------------------------------------------------------------------------------------------------------------------------
     Total bonus earned:           $7,000      $10,500     $14,000     $17,500    $21,000    $26,250   $31,500   $35,000
---------------------------------------------------------------------------------------------------------------------------


MBO Goal Subjects:
------------------
#1: Establish strategic planning process and articulate corporate vision, mission and critical success factors
#2: Operationalize strategic plan into tactical implementation action plans #3: Define new business initiatives into sales models, messaging and marketplace branding
#5: Assist in the realization of a 66% twelve month rolling forward sales backlog (4% per month compounded growth rate)
#6: Create competitive analysis assessments and position and differentiate Tanning's capabilities and core competencies
#7:  Develop new technologies assessment process
#8:  Function as a key contributor in establishing new business engagements
#9: Assist in the development of managerial capabilities to assess, formulate and implement new business initiatives and identify and strengthen current business methodologies and practices



              SUMMARY OF EARNINGS POTENTIAL FOR PAID COMPENSATION
              ---------------------------------------------------


Compensation Plan:  Summary of Earnings Potential for Incentive Plan Parts I, II, III & IV
---------------------------------------------------------------------------------------------------------------------------
 Total Bonus as % of Base:            0.0%        24.0%       35.0%      46.0%      55.0%      66.0%      78.0%      88.0%
 Total Bonus Value:               $      0      $ 60,000   $ 87,500   $115,000   $137,500   $165,000   $195,000   $220,000
---------------------------------------------------------------------------------------------------------------------------
 Total Base+Bonus Potential:      $250,000      $310,000   $337,500   $365,000   $387,500   $415,000   $445,000   $470,000
---------------------------------------------------------------------------------------------------------------------------

Note:  The compensation amounts identified above will be prorated in 1999 since
                                                         --------
bonus payment calculations (percentage of base salary) will use actual base salary payments (April 15 through December 31) for the 1999 performance year period. The totals identified above are based on a full year of base salary payments (are overstated) as opposed to your 8 & 1/2 months of actual base salary payments in 1999 ($161,458.33).


                          STOCK OPTION INCENTIVE PLAN
                          ---------------------------

The Company will provide you the opportunity to purchase 500,000 shares of Class
                                                         --------------
"C" Common Stock ("Common Stock") of the Company. Your 500,000 shares will be divided into two allotments. The first allotment of 250,000 shares will be at a $2.66 per share purchase price. The second allotment of 250,000 shares will be at the final IPO price. These shares will vest in 20% annual installments (100,000 shares per year over five years) with each installment tied to the completion of a full year of active company service. Vesting credit for completed service time will start effective July 1, 1999. The vesting schedule will accelerate to 100% vesting in the event of a "change of control" in the ownership of the company. This accelerated vesting provision becomes effective on the first day of a change in control of company ownership.


                          OTHER EMPLOYMENT PROVISIONS
                          ---------------------------


 .     Business and Recreational Membership Allowance.  The company agrees to
      ----------------------------------------------
      pay for membership fees up to $9,000 annually for you to join business and recreational clubs and associations.

 .  Relocation and Closing Costs.
   ----------------------------

   . Tanning will cover actual and reasonable moving expenses for the movement of household goods and two cars between Philadelphia and Denver.

   . Tanning will reimburse you for up to two family house-hunting trips to Denver including roundtrip coach class airfare, lodging and car rental expenses.

   . Assistance with costs for the purchase of a home in Denver, but not to exceed $15,000.

   . You will be reimbursed for interim Denver lodging expenses and storage of household goods expenses in the event your family has relocated to Denver but your residence is not ready for occupancy. This provision will apply for up to a maximum of three months.


                    Tanning Technology Benefit Plans Summary
                    ----------------------------------------

 . You will be provided with a $1,000,000 Business, Travel Accident insurance policy with you designating the beneficiary as part of your insurance enrollment process. This policy also provides protection while you are commuting between home and work.

 . You will participate in all Tanning benefit programs, including comprehensive family medical and dental insurance, life and disability insurance plans, 401(K) plan and Stock Purchase Plan.

 . You will also receive a 3-week annual vacation allowance exercised with appropriate consideration for the business needs of Tanning. Tanning also observes 12 company paid holidays per year.


Note: While it is expected that this plan will not be subject to frequent change, the company reserves the right, at its sole discretion, to terminate or change this plan at any time.


To accept this offer of employment, you will be expected to sign and return the enclosed Employment Agreement. To accept our Proposal of Employment, please sign and return both copies of this Employment Agreement letter. This and other documents will be executed your first day of employment and one copy will be returned to you.


TANNING TECHNOLOGY CORPORATION            ACKNOWLEDGEMENT OF RECEIPT
                                          AND UNDERSTANDING OF TERMS


BY:                                       /s/ John Piccone
    ----------------------------------    --------------------------------

    Larry Tanning                         John Piccone
    President & CEO                       Executive Vice President &
                                          Chief Operating Officer

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Date:                                     Date:    6/30/99
     -------------------------                   ----------------------




CC:  Mark Tanning

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